UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 9, 2018 (June 4, 2018)

Date of Report (Date of earliest event reported)

CONTINENTAL MATERIALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-03834	36-2274391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 South LaSalle Street, Suite 3100 Chicago, IL	60605
(Address of Principal Executive Offices)	(Zip Code)

(312) 541-7200

(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Appointment of Certain Officers.

Appointment of President and Chief Operating Officer

Effective June 4, 2018, Continental Materials Corporation (the “Company”) appointed Ryan Sullivan as the President and Chief Operating Officer of the Company. Mr. Sullivan, age 44, has over twenty years of professional engineering experience in manufacturing operations and other industries. From 2017 until joining the Company, Mr. Sullivan served as the North American President and Managing Director of Kingspan Insulation LLC, a manufacturer of energy efficiency and moisture management products. Prior to Kingspan Insulation LLC, from 2004 until 2016, Mr. Sullivan was with James Hardie Building Products, Inc., a manufacturer of fiber-cement building materials for new home construction projects and home remodeling. At James Hardie Building Products, Inc., Mr. Sullivan held various management positions including serving as the President of the North America division from 2015 until 2016, the Executive General Manager, Southern Division from 2013 until 2015 and the General Manager, ColorPlus Business Unit from 2011 until 2013. Mr. Sullivan graduated from Carnegie Mellon in 1995 earning a Bachelor’s of Science in Mechanical Engineering. He also earned a Master of Science in Electrical Engineering in 1999 and a Master of Business Administration in 2004 from the University of Pittsburgh.

The Company has not entered into a written employment agreement with Mr. Sullivan, however, in connection with his appointment the Company has agreed to pay Mr. Sullivan a base salary of $325,000. Further, Mr. Sullivan will be entitled to receive deferred compensation of $75,000 per year and is eligible for an annual bonus opportunity with a guaranteed bonus of $140,000 for 2018. The Company intends to award Mr. Sullivan one or more equity grants. If Mr. Sullivan is terminated without cause by the Company within the first three years of joining the Company he will be entitled to one year salary as a severance benefit. Mr. Sullivan will receive certain other benefits, including vacation time and health benefits.

There are no family relationships between Mr. Sullivan and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr. Sullivan that would require disclosure under Item 404(a) of Regulation S-K.

Resignation of Director

On July 3, 2018, Ronald Gidwitz notified the Company that he resigned as a director of the Company effective immediately. Mr. Gidwitz’s resignation was not the result of any disagreement with any Company policy or practice, and instead was the result of Mr. Gidwitz being appointed as the U.S. ambassador to Belgium. The Nominating Committee will work with the Chairman of the Board to identify a qualified individual to serve Mr. Gidwitz’s remaining term as a director, which extends to the 2021 Annual Shareholder Meeting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL MATERIALS CORPORATION

	By:	/s/ Mark S. Nichter
	Name:	Mark S. Nichter
	Title:	Vice President, CFO and Secretary

Date: July 9, 2018